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                                                                 EXHIBIT 8(b)(5)

                                                             [STATE STREET LOGO]


                      STATE STREET BANK & TRUST COMPANY


                       Credit Balance Arrangement for:

                                Harbor Growth
                             Harbor International
                         Harbor Capital Appreciation
                                 Harbor Value
                                 Harbor Bond
                             Harbor Money Market
                            Harbor Short Duration
                         Harbor International Growth

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     I.    Daily Services:
           DDA Research: photocopy of transactions front and back, adjustment request-- checkwriting redemptions -- manual internal bank transfers -- stop payments -- redemption/distribution accounts

              Monthly Fund Complex Fee:                       $2,000.00

     II.   Deposit Procesing Transactions:
           paid check, deposited item,
           cwp checks, and deposit                            $0.50 per item

     III.  ACH Processing:
              Monthly Fund Complex Fee:                       $420.00

     IV.   FDIC Fee:
              On total average monthly balance; $375.00 per million

     V.    Global Cash Management -- Funds Transfer System:
              Wire Fee                                        $5.00 per wire
              Internal Bank Transfer                          $1.50 per IBT
              Account Fee                                     $50.00 per account

     VI.   Earnings Credit:
           A balance credit equal to 75% of the federal funds rate in effect on the last business day of each month will be applied to the average demand deposit account balances on a volume based basis against each Fund's custodian fees, excluding out of pocket expenses. The balances will be cumulative and carried forward each month through December 31.

     Harbor Fund                          State Street Bank & Trust Company
     By: Constance L. Souders             By:   Timothy Panard
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     Title:  Treasurer                    Title:  Vice President
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     Date:  8/1/95                        Date:  7/28/95
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